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                                                                    EXHIBIT 11.1


STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


PRIMARY EARNINGS PER SHARE

                                                        THREE MONTHS ENDED
                                                             June 30,
                                                 --------------------------------
                                                     1997                 1996
                                                 ------------          ----------
Weighted Average Common and Common
   Equivalent Shares:

Weighted Average Common Stock
   Outstanding During the Period                   98,324,196          88,769,034

Weighted Average Common Equivalent
   Shares                                           2,173,553           7,999,184
                                                 ------------        ------------

                                                  100,497,749          96,768,218
                                                 ============         ===========

Net income                                       $  4,983,000         $11,393,000
                                                 ============         ===========

Net income per common share                      $       0.05         $      0.12
                                                 ============         ===========


FULLY DILUTED EARNINGS PER SHARE

                                                        THREE MONTHS ENDED
                                                             June 30,
                                                 --------------------------------
                                                     1996                 1995
                                                 ------------          ----------
Weighted Average Common and Common
   Equivalent Shares:

Weighted Average Common Stock
   Outstanding During the Period                   98,324,196          88,769,034

Weighted Average Common Equivalent
   Shares                                           2,176,494           7,800,924
                                                 ------------        ------------

                                                  100,500,690          96,569,958
                                                 ============         ===========

Net income                                       $  4,983,000         $11,393,000
                                                 ============         ===========

Net income per common share                      $       0.05         $      0.12
                                                 ============         ===========


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